    As filed with the Securities and Exchange Commission on May 4, 1999
                                                   Registration No. 333-75241-01
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -----------------------------
                           POST-EFFECTIVE AMENDMENT
                                    NO.  1
                                      ON
                                   FORM S-8
                                      TO
                                   FORM S-4*
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                           SUNGARD DATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


                                             1285 DRUMMERS LANE
            DELAWARE                           WAYNE, PA 19087                            51-0267091
------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of    (Address of Principal Executive Offices)   (I.R.S. Employer Identification No.)
 incorporation or organization)                  (Zip Code)


                            FDP CORP. 1994 EMPLOYEE
                               STOCK OPTION PLAN
                          --------------------------
                           (Full title of the Plan)

                           Lawrence A. Gross, Esquire
                       Vice President and General Counsel
                           SunGard Data Systems Inc.
                               1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                  610-341-8700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  Copies to:

                           Arthur H. Miller, Esquire
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                       Philadelphia, Pennsylvania  19103
                                (215) 569-5500

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                        PROPOSED         PROPOSED
                                                         MAXIMUM          MAXIMUM         AMOUNT OF
    TITLE OF SECURITIES             AMOUNT TO BE     OFFERING PRICE      AGGREGATE      REGISTRATION
      TO BE REGISTERED             REGISTERED (1)       PER SHARE     OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share                             205,392 shares          (2)            (2)               (2)
===========================================================================================================

(1) This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (No. 333-75241) on March 30, 1999.
* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
         ----------------

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                            INTRODUCTORY STATEMENT

     SunGard Data Systems Inc. (the "Company" or "SunGard") hereby amends its registration statement on Form S-4 (No. 333-75241) by filing this Post-Effective Amendment No. 1 on Form S-8 with respect to up to 205,392 shares of the Company's common stock issuable in connection with the FDP Corp. 1994 Employee Stock Option Plan (the "Plan"). All 205,392 shares of common stock were previously included in the registration statement on Form S-4.

     On April 28, 1999, SunGard acquired FDP Corp. by the merger of Development Corp., a wholly-owned subsidiary of SunGard, into FDP Corp., with FDP Corp. becoming a wholly-owned subsidiary of SunGard. In consideration of the merger, the stockholders of FDP Corp. received a total of 2,646,068 shares of SunGard common stock in exchange for all of the outstanding shares of capital stock of FDP Corp. Also, as a result of the merger, each outstanding unexpired option to purchase shares of FDP Corp. common stock was converted into an option to purchase SunGard common stock. Each holder of FDP Corp. stock options received a number of SunGard stock options equal to the number of shares of FDP Corp. common stock issuable upon the exercise of the holder's FDP Corp. stock options multiplied by 0.4114. Any fractional shares of FDP Corp. common stock resulting from this multiplication were rounded to the nearest whole share. The exercise price for the SunGard stock options equals the exercise price of the FDP Corp. stock option for which the SunGard stock option was converted and issued divided by 0.4114. The exercise price was rounded to the nearest whole cent. The stock options to be registered in this registration statement have been assumed by SunGard in accordance with the merger. These options were originally granted to the employees, directors, consultants and advisors of FDP Corp. under the Plan.

     The designation of this Post-Effective Amendment No. 1 on Form S-8 as Registration No. 333-75241-01 denotes that this registration statement relates only to the common stock issuable pursuant to the Plan, and that this is the first Post-Effective Amendment No. 1 on Form S-8 to the S-4 filed with respect to those shares.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     The following documents previously filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

         (i) The Company's Annual Report on Form 10-K (File No. 001-12989) for the fiscal year ended December 31, 1998;

         (ii) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

         (iii) The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 001-

               12989) filed with the Commission on May 14, 1997 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Certificate of Incorporation, as amended, and By-laws provide for indemnification of the Registrant's officers and directors to the maximum extent permitted by Delaware law.

     The Delaware Law also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Company has adopted an amendment to the Company's Certificate of Incorporation, as amended, which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     The Company has also entered into indemnification agreements with its directors and officers providing for indemnification to the fullest extent permitted by Delaware Law and, in certain respects, the indemnification agreements provide greater protection than that specifically provided for by Delaware Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is found to be knowingly, fraudulently or deliberately dishonest, or for willful misconduct.

     The Company has obtained directors' and officers' liability insurance for the benefit of the Company and its stockholders in the amount of $20 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS.
         --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

       5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

      23.1            Consent of PricewaterhouseCoopers LLP.

      23.2            Consent of Blank Rome Comisky & McCauley LLP (included in
                      Exhibit 5.1).

      24.1 Power of Attorney (incorporated by reference to the Company's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on March 30, 1999 (File No. 333-75241)).

ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new

               Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                              SUNGARD DATA SYSTEMS INC.


Date: May 4, 1999        By: /s/   James L. Mann
                                -----------------------------------------
                                       James L. Mann
                                       Chief Executive Officer,
                                       President and Chairman of
                                       the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons as of May 3, 1999 in the capacities indicated:


             SIGNATURE                           Capacity                        Date
------------------------------------------------------------------------------------------------
                                          Chief Executive Officer,
/s/James L. Mann                          President and Chairman of
------------------------------------      the Board of Directors              May 4, 1999
James L. Mann                             (principal executive officer)

                 *                        Chief Financial Officer and
------------------------------------      Vice President-Finance              May 4, 1999
Michael J. Ruane                          (principal financial officer)


                 *                        Vice President and
------------------------------------      Controller (principal               May 4, 1999
Andrew P. Bronstein                       accounting officer)


                 *
------------------------------------      Director                            May 4, 1999
Gregory S. Bentley

                 *
------------------------------------      Director                            May 4, 1999
Michael C. Brooks

                 *
------------------------------------      Director                            May 4, 1999
Albert A. Eisenstat

                 *
------------------------------------      Director                            May 4, 1999
Bernard Goldstein

                 *
------------------------------------      Director                            May 4, 1999
Michael Roth

                 *
------------------------------------      Director                            May 4, 1999
Malcolm I. Ruddock

                 *
------------------------------------      Director                            May 4, 1999
Lawrence J. Schoenberg


*By: /s/   James L. Mann
-----------------------------------
          James L. Mann                                                         May 4, 1999
        (Power of Attorney)

                                 EXHIBIT INDEX



   EXHIBIT NO.      DESCRIPTION
----------------   -------------

     5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

    23.1           Consent of PricewaterhouseCoopers LLP.

    23.2           Consent of Blank Rome Comisky & McCauley LLP (included in
                   Exhibit 5.1)

    24.1 Power of Attorney (incorporated by reference to the Company's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on March 30, 1999 (File No. 333-75241)).